Exhibit 1.01

Vista Outdoor Inc.
Conflict Minerals Report

For the reporting period from January 1, 2015 to December 31, 2015

This report (the “Report”) of Vista Outdoor Inc. (together with our consolidated subsidiaries, “Vista Outdoor,” “we,” “our,” and “us”), for the year ended December 31, 2015 is presented to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which require public companies, including Vista Outdoor, to provide certain disclosures about conflict minerals that are necessary to the functionality or production of a product manufactured or contracted to be manufactured by the company. These rules require that, if we have reason to believe that any of the conflict minerals in our supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, we must conduct due diligence on the source and chain of custody of such conflict minerals. “Conflict minerals,” or “3TG,” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

This Conflict Minerals Report describes the measures we have taken to exercise due diligence on the source and chain of custody of the conflict minerals contained in our products manufactured during the 2015 calendar year (the “Reporting Period”).

I.	Company and Product Overview

Vista Outdoor Inc. is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. Vista Outdoor is a world leader with key brands in outdoor recreation and shooting sports products including: centerfire and rimfire rifles, shotguns, range systems, primers, binoculars, golf rangefinders, rifle scopes, trial cameras, gun care products, reloading equipment, tactical accessories, archery accessories, hunting decoys, and game calls. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada, Europe, and New Zealand.

On February 9, 2015, Vista Outdoor was formed when Alliant Techsystems Inc. (now known as Orbital ATK, Inc.) completed the spin-off of its Sporting Group reporting segment into Vista Outdoor. Therefore, information regarding the Reporting Period prior to February 9, 2015, refers to the Sporting Group reporting segment of Alliant Techsystems Inc.

Certain Vista Outdoor products (“Covered Products”) contain materials and components that use 3TG. Due to the depth of the supply chain, we are far removed from the mining of 3TG ores and the smelters/refiners that process those ores; the efforts we undertook to identify the countries of origin of those ores reflect our circumstances and downstream position in the supply chain. Further, the amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps to identify the applicable smelters and refiners of 3TG in our supply chain; however, we believe that the smelters and refiners of the 3TG contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use. We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.

II.	Reasonable Country of Origin Inquiry

Our conflict minerals due diligence process began with a reasonable country of origin inquiry (“RCOI”) for all conflict minerals known to be contained in products that we manufactured or contracted to be manufactured during the Reporting Period. To implement the RCOI, the companies that provide relevant parts, materials and finished goods directly to Vista Outdoor (our “first tier suppliers”) were engaged to collect information regarding the presence and sourcing of conflict minerals used in those products. Information was collected, stored and evaluated largely using an online platform provided by a third party vendor.

Our supplier engagement included the following steps:

•
An introductory email was sent to all of our first tier suppliers and those of our licensees (hereinafter, collectively referred to as “suppliers”) describing our Conflict Minerals Compliance Program and requesting information concerning the presence of conflict minerals in the supplier’s products.

•
Following that introductory email, a subsequent email was sent to suppliers containing registration information and a survey request link for the online data collection platform, which utilized the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict Free Sourcing Initiative (the “CFSI”).

•
Our suppliers also were provided access to a Conflict Minerals Supplier Resource Center (https://conflictmineralsresources.com) sponsored by the third party vendor as an educational tool to facilitate a deeper understanding of our Conflict Minerals Compliance Program, supporting regulation and frequently asked questions concerning conflict minerals tracing.

•	Up to five additional reminder emails were sent to any non-responsive supplier from whom we requested survey completion.

•
Suppliers who remained non-responsive to email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, providing further information about our Conflict Minerals Compliance Program, explaining why the information was being collected, explaining how the information would be used and clarifying how the needed information could be provided.

The third party vendor assisted in evaluating supplier responses for plausibility, consistency and gaps, both in terms of information on the products that were stated to contain or not contain necessary conflict minerals and information on the origin of those conflict minerals. The third party vendor also followed up with suppliers to address issues including implausible statements regarding the presence of conflict minerals, incomplete data on CMRTs, responses that did not identify smelters or refiners (“SORs”) and responses that indicated sourcing location without complete supporting information from the supply chain.

A total of 425 suppliers were contacted as part of our RCOI process. The response rate among these suppliers was 49%. Of these responding suppliers, 30% indicated that certain components they produce contain one or more conflict minerals.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information. The Company does not purchase Conflict Minerals directly from SORs and, therefore, must rely on its suppliers to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Based on the results of our RCOI, which indicated that one or more of our product components contained conflict minerals that may have originated in the Covered Countries and may not be from recycled or scrap sources, we exercised due diligence on the source and chain of custody of those conflict minerals as described below.

III.	Due Diligence Measures Performed by Vista Outdoor

We designed our conflict minerals due diligence process to conform, in all material respects, with the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Guidance”). The design of our due diligence process took into account the recommendations of the OECD Guidance for “downstream” companies (those entities in the minerals supply chain from the SORs to retailers).

In accordance with the OECD Guidance, our due diligence measures included the following:

Establishing Strong Company Management Systems

•
We maintain a multi-disciplinary internal team to implement our due diligence measures. Our Conflict Minerals project team is headed by our Supply Chain Council, consisting of supply chain leadership, and includes other members of our supply chain, engineering, finance and legal departments. The team met regularly to discuss the due diligence process and progress. We also engaged a third party vendor to support our conflict minerals program.

•	We have adopted a Conflict Minerals Policy, which details the standards by which our supply chain due diligence will be conducted. We communicated the Conflict Minerals Policy to our direct suppliers.

•
We employ a system of controls and transparency over our mineral supply chain through the use of the due diligence tools developed by the CFSI, including the CMRT, which is designed to identify the smelters and refiners that process the conflict minerals in a company’s supply chain.

•	We maintain a company-level grievance mechanism, as described in our Code of Business Ethics, which enables employees and others to report concerns.

Identifying and Assessing Risk in Our Supply Chain

•
For the Reporting Period, we identified and assessed risks in our supply chain through engagement with suppliers as discussed in Section II of this Report, including through the CMRT survey process and by evaluating suppliers’ responses to the CMRT.

Designing and Implementing a Strategy to Respond to Supply Chain Risks

•
In order to assess the due diligence practices of the SORs reported to us by suppliers that were known or reasonably believed to have sourced from a Covered Country or that had unknown sourcing, the third party vendor attempted to match each SOR on the list to available lists of SORs that have been certified, or are in the process of being certified, by internationally recognized third party audit programs, such as the CFSI’s

Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain of Custody Certification program.

•
If the SOR is not certified by any of these internationally recognized programs, the third party vendor attempted to contact the SOR to gain more information about the SOR’s sourcing practices, including countries of origin, as well as whether the SOR uses any internal due diligence procedures or other processes to track the chain of custody of its mineral ores. In addition, Internet research was also performed to determine whether there are any additional sources of information regarding the SOR’s sourcing practices.

•
We are in the process of developing a risk management plan to assist us in evaluating supplier relationships and avoiding the use of conflict minerals which could directly or indirectly finance or benefit armed groups in the Covered Countries.

•	The Conflict Minerals project team reports to senior management on the status of our survey and due diligence processes.

Carrying out Independent Third-Party Audits of Supply Chain Due Diligence

•
We do not have direct relationships with SORs and we do not perform direct audits of SORs’ supply chains for conflict minerals. However, we support the development and implementation of, and SORs’ participation in, independent third-party audits of SORs’ sourcing practices, such as the CFSI’s Conflict-Free Smelter Program.

Reporting on Supply Chain Due Diligence

•	As indicated in the Form SD, this Report is publicly available on our website at http://vistaoutdoor.com/social-responsibility/.

IV.	Smelters or Refiners and Country of Origin of Conflict Minerals

Based on our due diligence efforts, we do not have conclusive information regarding the country of origin of, or SORs used to process, the necessary conflict minerals in the Covered Products for the Reporting Period. Annex A below includes a list of the SORs that our suppliers reported as being in their supply chains, as well as an aggregated list of the countries of origin from which we believe the reported SORs collectively source conflict minerals, based on our review data from several sources, including information provided by suppliers and information third party vendor has obtained through engagement with SORs. In many cases, the SOR information provided to us by our suppliers was produced at a company or divisional level based on all of their products as a whole, rather than being limited to the specific products supplied to Vista Outdoor. In addition, many of the supplier responses were incomplete as all minerals supply chain participants continue to map their upstream supply chains. As a result, we are unable to determine whether all of the SORs listed below actually processed conflict minerals used in the Covered Products for the Reporting Period.

Our efforts to determine the mine or location of origin of the conflict minerals in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this Report, including our efforts to seek information from suppliers using the CMRT.

V.	Future Measures to Mitigate Risk
We continue to evaluate our supplier relationships to promote compliance with our Conflict Minerals Policy and mitigate the risk that the conflict minerals contained in our products could benefit armed groups in the Covered Countries. We are committed to continuously improving our supply chain due diligence efforts using the following measures:

•	Continuing to assess the presence of conflict minerals in our supply chain;

•	Continuing to communicate expectations to our suppliers with regard to sourcing of conflict minerals, supplier performance, and transparency;

•	Continuing engagement with suppliers and working to increase the response rate to the CMRT;

•
Continuing to develop our risk management plan to assist us in evaluating supplier relationships and avoiding the use of conflict minerals which could directly or indirectly finance or benefit armed groups in the Covered Countries;

•	Working to establish a system of controls and transparency over our mineral supply chain through our work with our third party vendor;

•	Implementing internal measures to strengthen our engagement with suppliers on these issues; and

•	Continuing to compare RCOI results to information collected through independent conflict free smelter validation programs such as the CFSI Conflict Free Smelter Program.

Annex A

Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.*
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*
Gold	AngloGold Ashanti Córrego do Sítio Mineração*
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited*
Gold	Asahi Refining USA Inc.*
Gold	Asaka Riken Co., Ltd.*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Gold	Bauer Walser AG
Gold	BHP Billiton
Gold	Boliden AB*
Gold	C. Hafner GmbH + Co. KG*
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.*
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.
Gold	Chugai Mining
Gold	Codelco
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH*
Gold, Tin	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.*
Gold	Eldorado Gold Corporation
Gold	Elemetal Refining, LLC*
Gold	Emirates Gold DMCC
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi Enrico S.p.A.
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gannon & Scott
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corporation
Gold	Guangdong Jinding Gold Limited

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH*
Gold	Heraeus Ltd. Hong Kong*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)
Gold, Tin	Huichang Jinshunda Tin Co. Ltd
Gold, Tungsten	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*
Gold, Tantalum	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery*
Gold	Japan Mint*
Gold, Tin	Jiangxi Copper Company Limited
Gold	Jinlong Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
Gold	JSC Uralelectromed*
Gold, Tantalum, Tin	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys plc
Gold	Kazzinc*
Gold	Kennecott Utah Copper LLC*
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.*
Gold	Korea Metal Co. Ltd
Gold	Korea Zinc Co. Ltd.
Gold	Kyrgyzaltyn JSC*
Gold	L' azurde Company For Jewelry
Gold	Laizhou Gold Co.
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.*
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Gold, Tin	Metallic Resources, Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies (Singapore) Pte., Ltd.*
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold, Tin	Metalor Technologies SA
Gold	Metalor USA Refining Corporation*
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*
Gold, Tin	Mitsubishi Materials Corporation*

Gold, Tantalum, Tin	Mitsui Mining & Smelting
Gold	MMTC-PAMP India Pvt., Ltd.*
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant*
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*
Gold	Navoi Mining and Metallurgical Combinat*
Gold	Nihon Material Co., Ltd.*
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*
Gold	Ohura Precious Metal Industry Co., Ltd.*
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery*
Gold	PAMP SA*
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals*
Gold	PT Aneka Tambang (Persero) Tbk*
Gold	PX PrŽcinox SA*
Gold	Rand Refinery (Pty) Ltd.*
Gold	Republic Metals Corporation*
Gold	Royal Canadian Mint*
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.*
Gold	SEMPSA Joyería Platería SA*
Gold	Shandong Gold Mining Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Gold	Sichuan Tianze Precious Metals Co., Ltd.*
Gold	Singway Technology Co., Ltd.*
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*
Gold	Solar Applied Materials Technology Corp.*
Gold	Sudan Gold Refinery
Gold, Tin	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A*
Gold	Tanaka Kikinzoku Kogyo K.K.*
Gold	The Great Wall Gold and Silver Refinery of China*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*
Gold	Tokuriki Honten Co., Ltd.*
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Torecom

Gold	Umicore Brasil Ltda.*
Gold	Umicore Precious Metals Thailand*
Gold, Tin	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.*
Gold	Valcambi SA*
Gold	Western Australian Mint trading as The Perth Mint*
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.*
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Gold	Yokohama Metal Co., Ltd.*
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Avon Specialty Metals Ltd
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tantalum	D Block Metals, LLC*
Tantalum	Duoluoshan*
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tantalum	FIR Metals & Resource Ltd.*
Tantalum, Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.*
Tantalum	H.C. Starck GmbH Goslar*
Tantalum	H.C. Starck GmbH Laufenburg*
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc.*
Tantalum	H.C. Starck Ltd.*
Tantalum, Tungsten	H.C. Starck Smelting GmbH & Co. KG*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Tantalum	Hi-Temp Specialty Metals, Inc.*
Tantalum, Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Tantalum	Jiujiang Tanbre Co., Ltd.*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
Tantalum	KEMET Blue Metals*
Tantalum	Kemet Blue Powder*

Tantalum	King-Tan Tantalum Industry Ltd.*
Tantalum	LSM Brasil S.A.*
Tantalum	Metallurgical Products India Pvt., Ltd.*
Tantalum, Tin	Mineração Taboca S.A.
Tantalum	Molycorp Silmet A.S.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	Plansee SE Liezen*
Tantalum	Plansee SE Reutte*
Tantalum	QuantumClean*
Tantalum, Tin	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.*
Tantalum	Solikamsk Magnesium Works OAO*
Tantalum	Taki Chemicals*
Tantalum	Telex Metals*
Tantalum	Tranzact, Inc.*
Tantalum	Ulba Metallurgical Plant JSC*
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*
Tantalum	Zhuzhou Cemented Carbide*
Tin	Alpha*
Tin	An Thai Minerals Company Limited*
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Best Metais e Soldas SA
Tin	China Tin Group Co., Ltd.*
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Colonial Metals, Inc
Tin	Cooperativa Metalurgica de Rondônia Ltda.*
Tin	CSC Pure Technologies
Tin	CV Ayi Jaya*
Tin	CV Duta Putra Bangka
Tin	CV Gita Pesona*
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai*
Tin	CV United Smelting*
Tin	CV Venus Inti Perkasa*
Tin	Dongguan Qiandao Tin Co., Ltd
Tin	EFD INC.
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Electroloy Metal Pte
Tin	Elmet S.A. de C.V.
Tin	Elmet S.L.U. (Metallo Group)*
Tin	EM Vinto*
Tin	Estanho de Rondônia S.A.

Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals*
Tin	Gejiu Kai Meng Industry and Trade LLC*
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zi-Li
Tin	Guangxi Non-ferrous Metals Group Company Limited
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Hyundai-Steel
Tin, Tungsten	Japan New Metals Co., Ltd.
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas Ltda.*
Tin	Malaysia Smelting Corporation (MSC)*
Tin	Materials Eco-Refining CO., LTD
Tin	Melt Metais e Ligas S/A*
Tin	Metahub Industries Sdn. Bhd.
Tin	Metallo-Chimique N.V.*
Tin	Minsur*
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*
Tin	O.M. Manufacturing Philippines, Inc.*
Tin	Operaciones Metalurgical S.A.*
Tin	PBT
Tin	Phoenix Metal Ltd
Tin	POSCO
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera*
Tin	PT Artha Cipta Langgeng*
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Babel Inti Perkasa*
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Prima Tin*
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry*
Tin	PT Belitung Industri Sejahtera*
Tin	PT BilliTin Makmur Lestari*
Tin	PT Bukit Timah*
Tin	PT Cipta Persada Mulia*
Tin	PT DS Jaya Abadi*
Tin	PT Eunindo Usaha Mandiri*
Tin	PT Fang Di MulTindo

Tin	PT Inti Stania Prima*
Tin	PT Justindo*
Tin	PT Karimun Mining
Tin	PT Mitra Stania Prima*
Tin	PT Panca Mega Persada*
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama*
Tin	PT Refined Bangka Tin*
Tin	PT Sariwiguna Binasentosa*
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa*
Tin	PT Sukses Inti Makmur*
Tin	PT Sumber Jaya Indah*
Tin	PT Timah (Persero) Tbk Kundur*
Tin	PT Timah (Persero) Tbk Mentok*
Tin	PT Tinindo Inter Nusa*
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama*
Tin	PT WAHANA PERKIT JAYA*
Tin	Pure Technology
Tin	Ritchey Metals
Tin	Rui Da Hung*
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Shangrao Xuri Smelting Factory
Tin	Shaoxing Tianlong Tin Materials Co., Ltd
Tin	Soft Metais Ltda.*
Tin	Technic Inc.
Tin	Thai Nguyen Nonferrous Metal Co.
Tin	Thaisarco*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC*
Tin	White Solder Metalurgia e Mineração Ltda.*
Tin	Xianghualing Tin Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.*
Tin	Yunnan Tin Group (Holding) Company Limited*
Tungsten	A.L.M.T. TUNGSTEN Corp.*
Tungsten	Asia Tungsten Products Vietnam Ltd.*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.*
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*
Tungsten	Global Tungsten & Powders Corp.*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*
Tungsten	H.C. Starck GmbH*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin*
Tungsten	Hydrometallurg, JSC*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*
Tungsten	Kennametal Fallon*
Tungsten	Kennametal Huntsville*
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Tungsten	Niagara Refining LLC*
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*
Tungsten	Pobedit, JSC*
Tungsten	Sanher Tungsten Vietnam Co., Ltd.*
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*
Tungsten	Wolfram Bergbau und Hütten AG*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*

*Denotes SORs that have received a “conflict free” designation from an independent third party audit program as of May 13, 2016.

We believe that the countries of origin for the conflict minerals processed by these SORs include Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC-Congo (Kinshasa), Estonia, Ethiopia, France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia and Zimbabwe.